EXHIBIT 99.1

ASHFORD, INC.

FOURTH QUARTER CONFERENCE CALL

February 27, 2015, 11:00 AM ET
Chairperson: Monty Bennett (Mgmt.)

Participant 1:
Hi, good afternoon. My question is around the expense base. It looks rather high for the amount of revenues we have. Even the equity-based comp is higher than your revenue. If you can address that and sort of how do you plan to match revenues with expenses, I think it would be very helpful.

Monty Bennett:
Sure. This is Monty. I’ll address that and then I’ll let Deric talk about it as well. First, looking at the trailing numbers, there’s just a lot of moving parts and a lot of noise that you kind of have to be careful about because we just spun out some consolidation and the like. But going forward, we - when we created this platform, we created it so that the costs to the externally managed platforms, Trust and Prime and future platforms, would be competitive. So, what that meant is that the fees charged would not be initially very much different from the cost that those platforms were, you know, already experiencing. So, at least out of the box here, we have a pretty high ratio of costs to revenues, because of that dynamic. Excuse me.

However, going forward, as the platforms grow, we expect to realize some fairly decent economies of scale and to get much better flow-throughs on incremental fees. Certainly if the platforms grow just because the stock price grows, there’s no incremental costs associated with it, but generally just as we add assets and get bigger, we’ve got some good economies of scale. Here over the next few weeks, we’re going to be working out some details on how profitable we think those fees are, and what investors can expect and model as those fees goes up - go up. Deric?

Deric Eubanks:
The other thing I would add is, you know, keep in mind, the fourth quarter did not reflect a full quarter of revenue from Ashford Trust. Also, in the salaries and benefits line item, there’s a large mark-to-market amount that flows through that line for the deferred compensation plan, which was an obligation that came over to Ashford Inc. at the time of the spinoff. For the quarter, that was about an $8½ million mark to market. That will flow through our P&L on an ongoing basis, just given the accounting treatment for that plan. However, we do include the shares that are associated with that plan in the fully diluted share count that I mentioned on the call. Those shares are not included in the fully diluted share count that you see in our income statement of 1.9 million, but they are included in the 2.2 million that I’ve referenced on the call.

Participant 1:	I see; so how should I think about sort of as a run rate for the salary and benefits and non-cash base comp? I mean, what’s the right - the run rate that we should think about ((inaudible)).

Deric Eubanks:
Well, for the deferred compensation plan, there is no run rate. It will - the mark to market will be dependent upon the change in value of that obligation on our balance sheet, and that will just flow through the income statement. In terms of the non-cash stock unit-based compensation, a lot of what you see in the fourth quarter was what was transferred over from what was at Ashford Trust, and I think going forward, that’s a pretty good - what’s on there is a pretty good run rate.

Participant 1:	I see, so about $20 million a year roughly?

Deric Eubanks:	That’s the - that’s an amount that is - it’s - the un-amortized portion of that moved over to Ashford Inc., and so that will flow through the P&L as it amortizes. But for now, yes.

Participant 1:	I see. Thank you.

Participant 2:
Hi. I had two questions, two sets of questions I guess. Building more on what you were just talking about, can you explain how that amortization works and - so, you’re saying there’s a $20 million a year run rate for equity-based compensation?

Deric Eubanks:	No, what happens …

Participant 2:	On a $300 million market cap?

Deric Eubanks:
No, what I was explaining is that at Ashford Trust, any stock grants that had been issued at Ashford Trust that had not been amortized that we’re amortizing previously on the Ashford Trust platform, post spinoff of Ashford Inc., that amortization expense will hit Ashford Inc.’s P&L. So, it actually has to do with stock that was granted in Ashford Trust prior to the spinoff of Ashford Inc.

Monty Bennett:	So, it’s not something that Ashford Inc. is quote “paying”. It’s just an accounting convention that GAAP requires us to comply with.

Deric Eubanks:	Exactly.

Participant 2:	So, is that just a function of the change in the stock price over any particular quarter, or is that accumulating shares in Ashford Trust?

Deric Eubanks:	No, it’s based - no no. It’s based on the value of the stock at the time of the grant, and it amortizes over the vesting period. So, that will burn off over time as that stock vests.

Participant 2:
Okay. Can you explain - you had - Deric, you and I had talked about this at one point but the market change in the deferred compensation plan related to the Ashford Inc.? I understand those shares are counted in the 2.2 million, but there’s an option as to when that gets recognized on the vestee side?

Deric Eubanks:
Well, yes, there - I guess there’s an option of when you stop - when it would stop being deferred, but the reason for the mark to market flowing through the income statement is, under that deferred compensation plan, there were multiple investment options. The investment option of Ashford Inc.’s stock has been selected, and that’s why there is a share count that is included in the fully diluted share count that I gave you, but regardless of that, because of the fact that there are other investment options, the accounting rules say that it needs to be mark-to-market, and so the change in value of that flows through your income statement.

Monty Bennett:
That’s a deferred compensation liability that Ashford Inc. inherited as part of this, of roughly, you know, 17–18 million dollars. It’s just that as the investments in the deferred comp vehicle change over time and make money or lose money, a large portion of which is ownership in Ashford Inc. stock, then that difference every quarter just has to flow through the income statement. So, you know, it’s something that I’d just kind of looked through because it’s kind of confusing and it really doesn’t matter.

Participant 2:
Okay, so I guess we hope your GAAP expenses go up a lot over time, here, in a perverse way. That’s a joke. Okay. My second question, as an affiliated entity, how, Monty, are you thinking about Remington and whether that’s an appropriate business to, at some point, be part of Ashford Inc.?

Monty Bennett:
We do think that it’s an appropriate business to be part of Ashford Inc. We think it makes sense. As you know, REITs can’t own property managers but, now that Ashford Inc. has spun out an external asset manager, property management can be part of it. So, we are actively sitting down and trying to figure out if there’s ways in order to combine it. But we’re, you know, very sensitive about a few factors. One, it has to be a transaction that is perceived by investors as attractive too to the Ashford Inc. investors. The owners of Remington, myself and my father, aren’t looking for a liquidity event and we’re not going anywhere, so we certainly don’t want investors to believe or feel that that’s happening. Because of all that, any transaction would probably involve Ashford Inc. issuing shares and therefore ceding more voting controls to myself and my father as part of a transaction. Well, that gets ((inaudible)) 30, 35% ownership in a group, then there’s all kinds of rules in Delaware law about implied control and the like, which just complicates matters. So, we are looking at it, we think that it tidies things up, we think that it makes sense. We just want to do it in the right way for all parties. So, if we can figure it out, then we’ll try to move forward with something; and if we can’t, we’ll just leave it as is.

Participant 2:
Okay. Thanks for that. Is Remington’s contract solely with AHT, AHP, you know, within the family, or are there other external parties for whom those services are provided? Just wondering what the longer-term operating leverage might be, you know, wherever it ends up residing.

Monty Bennett:
Sure. Over at Remington, we’ve purposefully not pursued third party management contracts. One of the big benefits that we sold to investors was that, you know, here as owners of Remington, the large owners in Ashford Trust would be highly disciplined and highly focused to make sure that these assets that Remington managed for Ashford Trust would do well and get full attention. So, we resist the temptation to be a third party manager for other parties, and we had many, many opportunities to do that. We care about the Ashford platforms and don’t care about much else.

That being said, there are a couple of other hotel that - maybe three other hotels that Remington does manage because they just happen to work well, in that a couple of them are in the Key West market, where the Ashford platforms have two other hotels, and to be able to complex all those hotels together, from both the revenue management standpoint and from a cost standpoint, works well for everybody. The only other asset is just a leasehold interest that myself and my father have had since the Nineties or sometime. So, there’s just a very few outside projects or properties that Remington manages besides the Ashford ones.

Participant 2:
Okay. To the extent that you all came to the decision to have Remington be part of Ashford Inc. and then some of the issues that go along with affiliated entities goes away, at least in some sense, to the extent that it made sense from a density perspective, would you think about that differently, in terms of growing out the Remington business?

Monty Bennett:
That absolutely could be the case. We just have to feel certain that the Ashford platforms are fully and properly taken care of. But, you know, there’s quite a number of ways to—for Ashford Inc. here to grow, and one of them would be to open Remington up to, you know, if it acquired Remington, to grow its property management and project management business. There’s quite a bit of project management business for the Ashford platforms, and it does an absolutely spectacular job at it. That is also a business that hasn’t been opened up to third parties that could definitely be part of a growth platform. But, I don’t anticipate those being opened up unless a transaction with Ashford Inc. and Remington is consummated.

Participant 2:	Okay. Thank you.

Participant 3:
Hello, Monty. Have a question. This is in regards to one of the newly acquired hotels. I notice that you had mentioned that it was going to be managed by Remington. My question would be, wouldn’t you at this point consider that to be a conflict of interest with you still acquiring hotels and assigning Remington to be the manager?

Monty Bennett:
This is Monty. No, I don’t see how that’s any different than in the past. As Ashford Trust and/or Prime acquired hotels, if it made sense, Remington would be selected as the manager, and that policy is still in place, even though Ashford Inc. has spun out as a external manager, and maybe that’s where the confusion is. Ashford Inc. is a, you know, property - I’m sorry, an assets manager, while Remington is a property manager. So they don’t conflict with each other. So, nope, as assets are acquired, and if it makes sense for Remington to be that property manager, then Remington will continue to be selected as that property manager.

Participant 3:	Okay. One additional question. As far as Ashford Inc., how many employees are currently under Ashford Inc.?

Monty Bennett:	At Ashford Inc., I’d say it’s approximately a hundred employees or so, in our corporate offices.

Participant 3:	Okay; and just for the record, how many are associated or actually paid under AHP, AHT and AINC each? Do you have a breakdown as to how many employees are in each group?

Monty Bennett:
No, because we don’t really break it down that way. Ashford Inc. employs all the employees. Ashford Trust nor Ashford Prime have any employees. They’re just pass-throughs. So, what happens is - is that all the payroll, as far as the arrangement between the platform, is borne by Ashford Inc. and it receives fees of approximately 70 bips of total enterprise value for each of those two platforms as its revenues, and with those revenues it pays the salaries and overhead of all those individuals, and whatever’s left over is what Ashford Inc.’s profit is. So, the employees themselves, again, are all employees of Ashford Inc. and are not allocated to Trust or Prime.

Participant 3:	Okay, that answered my question. Thank you.

Participant 4:
Hey guys. I jumped on late so I apologize if I missed this in your prepared remarks, but just wanted to kind of get a couple of feels for you and I know a lot of these questions aren’t easy to answer so maybe just point us in the right direction. First of all, obviously this is the first quarter, you know, $1.75 million in corporate G&A, is that a run rate number? Is the run rate number roughly twice that, because of, you know, it was a stub quarter? Is there anything that is going to be elevated or not elevated in those numbers? Help us - help me think about that, you know, as well as, you know, the non-cash stock-based compensation. You know, should we be looking at numbers similar to that $5 million a quarter, or is that kind of one time associated with the spin?

Deric Eubanks:
Hey Ryan, it’s Deric. I’ll start with the corporate G&A. I think that’s a good run rate. That’s the G&A portion that reflects, you know, both the amount post-spinoff from Ashford Trust but also the amount that was at Ashford Trust prior to the spinoff, just given the carve-out nature of the financial statements. It might be slightly higher than that, with some, you know, additional public company expenses.

The non-cash portion of the stock unit-based comp, there’s really two pieces to that. One is the line that you see on the income statement of $5.6 million, which is the non-cash stock comp from Ashford T rust that was - Ashford Trust issued stock to management that had been - was being amortized, it had not vested, and that all got shifted over to Ashford Inc. So, that’s why it’s showing up on Ashford Inc.’s income statement.

In the $15.7 million of salaries and benefits, $8 -1/2 million of that amount is the mark to market of the deferred compensation plan obligation that moved over to Ashford Inc. at the time of the spin-off. That’s going to be something that’s going to be ongoing, that flows through the income statement, we adjust for that in the Adjusted EBITDA and adjusted net income table on the next page. But those are really the two things I’d like to point out there.

Participant 4:
Okay, that’s helpful; and then one other question I had for you guys, and again I apologize if I missed this, maybe some color on how’s the capital-raising going for the hedge fund that you guys have launched?

Monty Bennett:
This is Monty. Again because of the securities laws, it’s just very difficult for us to complement - comment on any of that. But it has launched, it launched in January. There’s about $110–120 million under management. We’ll just have to leave it at that for now.

Participant 4:	Can you give us an idea of what you’re targeting in terms of size, or are you trying to keep it relatively small, or do you want to get it as big as you possibly can?

Monty Bennett:	We think that that strategy can grow up to at least a billion dollars in assets, maybe two; so at least for, you know, now, we think there’s plenty of room to grow.

Participant 4:	Fair enough. All right, that’s all for me. Thanks, guys.

Monty Bennett:	Thank you.

Participant 1:	Hi, I just have a couple of quick up-follow questions. The first one, and you’re based in Texas, I know you have assets all over the country, but are you feeling any impact on the oil price?

Monty Bennett:
Yes, we are based in Texas; we’re based in Dallas. As far as our assets, their location is very broadly diversified across the country. We do have a few in Texas. The assets in Houston, we are seeing some softness as far as future bookings. It hasn’t really materialized yet in the properties, but it seems like it’s going to materialize. So, we remain cautious about those oil markets.

Participant 1:
Thank you; and I just have one more question, I guess, on the deferred comp - on the equity-based comp. What do you estimate will be, I guess, the annual increase in your share count, just kind of roughly, from this equity-based comp?

I know it depends on the price of the equity, but …

Deric Eubanks:
Right, and so the equity-based comp that you see on the P&L is not related to Ashford Inc.’s stock, so it will not impact Ashford Inc. shares outstanding. That relates to Ashford Trust stock that was previously granted. So, the—any Ashford Inc. stock grants or amortization expense associated with that will be dependent on the compensation committee of Ashford Inc. and it’s difficult for me to give you any guidance there.

Monty Bennett:	They’re just now meeting and trying to decide, you know, what, you know, the comp plan’s going to look like and how and what, so we just don’t have much on that right now.

Participant 1:	I understand. Okay, thank you.

END